Exhibit 99.2

Centessa Pharmaceuticals Announces Pricing of $250,000,000 Public Offering of American Depositary Shares

November 11, 2025

BOSTON and LONDON, November 11, 2025 (GLOBE NEWSWIRE) — Centessa Pharmaceuticals plc (Nasdaq: CNTA), a clinical-stage pharmaceutical company, today announced the pricing of an underwritten public offering of 11,627,907 American Depositary Shares (“ADSs”), each representing one ordinary share, at a price to the public of $21.50 per ADS. The aggregate gross proceeds to Centessa from this offering are expected to be approximately $250 million, before deducting underwriting discounts and commissions and offering expenses payable by Centessa. All ADSs sold in the offering were offered by Centessa. The offering is expected to close on or about November 14, 2025, subject to customary closing conditions. Centessa has also granted the underwriters a 30-day option to purchase up to an additional 1,744,186 ADSs at the public offering price, less underwriting discounts and commissions.

Jefferies, Leerink Partners, Evercore ISI and Guggenheim Securities are acting as joint book-running managers for the offering. Oppenheimer & Co., Truist Securities and LifeSci Capital are acting as co-lead managers.

The ADSs are being offered pursuant to a registration statement on Form S-3 that was filed with the Securities and Exchange Commission (“SEC”) on September 11, 2024 and became automatically effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed, and a final prospectus supplement and accompanying prospectus related to the offering will be filed, with the SEC and are available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, or by telephone at (877) 821-7388, or by e-mail at Prospectus_Department@Jefferies.com; or Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, telephone: (800) 808-7525 ext. 6105, email: syndicate@leerink.com; or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, telephone: (888) 474-0200, email: ecm.prospectus@evercore.com; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, telephone: at (212) 518-9544, or by emailing GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Centessa Pharmaceuticals

Centessa Pharmaceuticals plc is a clinical-stage pharmaceutical company with a mission to discover, develop and ultimately deliver medicines that are transformational for patients. We are pioneering a new class of potential therapies within our orexin receptor 2 (OX2R) agonist program for the treatment of excessive daytime sleepiness (EDS), impaired attention, cognitive deficits, fatigue and other symptoms across neurological, neurodegenerative and neuropsychiatric disorders.

Forward Looking Statements

This press release contains forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including those relating to Centessa’s expectations with respect to the completion and timing of the public offering. Any forward-looking statements in this press release are based on our current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to completion of the proposed public offering and the satisfaction of customary closing conditions related to the public offering. Risks concerning our programs and operations are described in additional detail in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and our other reports, which are on file with the U.S. Securities and Exchange Commission. We explicitly disclaim any obligation to update any forward-looking statements except to the extent required by law.

Contact:

Kristen K. Sheppard, Esq.

SVP of Investor Relations

investors@centessa.com